UNITED STATES BANKRUPTCY COURT	Ex. 99.1
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
Chemtura Corporation, et.al.,	)	Case No. 09-11233 (REG)
)
Debtors.	)	Jointly Administered
)

MONTHLY OPERATING REPORT FOR THE PERIOD FROM
JUNE 1, 2009 TO JUNE 30, 2009

DEBTORS ADDRESS:	199 Benson Road, Middlebury, Connecticut 06749

DEBTORS ATTORNEYS:	Richard M. Cieri, Esq.
M. Natasha Labovitz, Esq.
Craig A. Bruens, Esq.
KIRKLAND & ELLIS LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4611
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ Stephen C. Forsyth
Stephen C. Forsyth
Executive Vice President &
Chief Financial Officer

DATE: July 15, 2009

CHEMTURA CORPORATION AND RELATED DEBTORS

INDEX TO CONDENSED COMBINED FINANCIAL STATEMENTS AND SCHEDULES

Page

Condensed Combined Financial Statements (Unaudited):

Condensed Combined Statement of Operations	3

Condensed Combined Balance Sheet	4

Condensed Combined Statement of Cash Flows	5

Notes to Unaudited Condensed Combined Financial Statements

1. Basis of Presentation	6

2. Chapter 11 Proceedings	6

3. Debt	8

4. Reorganization Items	10

Schedules:
Schedule 1. Schedule of Disbursements
June 30, 2009	11

Schedule 2. Debtor Questionnaire
June 30, 2009	12

CHEMTURA CORPORATION AND RELATED DEBTORS

CONDENSED COMBINED STATEMENT OF OPERATIONS

(UNAUDITED)

($ in millions)	For the Period June 1, 2009 to June 30, 2009

Net sales	$199

Cost of goods sold	164
Selling, general and administrative	16
Depreciation and amortization	9
Research and development	2

Operating profit	8

Interest expense	(4)
Other expense	(1)
Reorganization items, net	(7)
Equity in net earnings of subsidiaries	5

Income before income taxes	1
Income tax expense	-

Net income	$1

See Notes to the Condensed Combined Financial Statements

CHEMTURA CORPORATION AND RELATED DEBTORS

CONDENSED COMBINED BALANCE SHEET

(UNAUDITED)

($ in millions)	June 30, 2009

ASSETS

Current assets	$678
Intercompany receivables	437
Investment in subsidiaries	2,000
Property, plant and equipment	487
Goodwill	149
Other assets	425

Total assets	$4,176

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities	$430
Intercompany payables	27
Other long-term liabilities	69

Total liabilities not subject to compromise	526
Liabilities subject to compromise	3,234
Total stockholders' equity	416

Total liabilities and stockholders' equity	$4,176

See Notes to the Condensed Combined Financial Statements

 CHEMTURA CORPORATION AND RELATED DEBTORS

CONDENSED COMBINED STATEMENT OF CASH FLOWS

(UNAUDITED)

($ in millions)	For the Period June 1, 2009 to June 30, 2009

Increase (decrease) to cash and cash equivalents
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9
Reorganization items, net	7
Changes in assets and liabilities, net	(8)

Net cash provided by operating activities	9

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(2)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from credit facility	2

CASH AND CASH EQUIVALENTS
Change in cash and cash equivalents	9
Cash and cash equivalents at beginning of period	30

Cash and cash equivalents at end of period	$39

See Notes to the Condensed Combined Financial Statements

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

Chemtura Corporation, together with its consolidated subsidiaries, (the “Company”) is dedicated to delivering innovative, market-focused specialty chemical solutions and consumer product offerings.  Chemtura Corporation is headquartered in Middlebury, Connecticut and operates in a wide variety of end-use markets, including automotive, transportation, construction, packaging, agriculture, lubricants, plastics for durable and non-durable goods, electronics, and home pool and spa chemicals.

On March 18, 2009, Chemtura Corporation and 26 of its U.S. affiliates (collectively the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”) (see Note 2).

The accompanying combined financial statements of the Debtors have been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court.

The monthly information presented herein is unaudited and has been prepared from the books and records of Chemtura Corporation and the Debtors on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As discussed in Note 2, the Chapter 11 filing and related matters raise substantial doubt about the ability of the Debtors to continue as a going concern. The accompanying combined financial statements of the Debtors do not reflect any adjustments relating to the recoverability of assets and classification of liabilities that might result from the outcome of these uncertainties.

Pursuant to accounting principles generally accepted in the United States of America ("U.S. GAAP"), certain pre-petition liabilities of the Debtors have been reclassified as liabilities subject to compromise. Liabilities subject to compromise currently include the debt that is considered under secured and amounts due to vendors and employees for goods and services received prior to the March 18, 2009 petition date and, in the future, may include estimates for claims created by the Debtors' rejection of executory contracts. The Debtors continue to analyze and reconcile these amounts; therefore, the amounts reflected herein are current estimates and subject to change as additional analysis takes place. Liabilities subject to compromise are distinguished from pre-petition liabilities of the Debtors that are estimated to be fully secured and post-petition liabilities of the Debtors.

These combined financial statements are based on the Debtors' combined financial statements as of and for the three-month period ended June 30, 2009, and will be included in Chemtura Corporation’s Form 10-Q.  Accordingly, the financial information herein is subject to change and any such change could be material.  These statements do not contain all disclosures that would be required for presentation in accordance with U.S. GAAP.

2.	Chapter 11 Proceedings

The Chapter 11 cases are being jointly administered under the caption "In re Chemtura Corporation, et. a1." and the Debtors are operating their U.S. businesses as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

The Debtors own substantially all of the Company’s U.S. assets.  The Debtors consist of Chemtura Corporation, the parent company, and the following subsidiaries:

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS

· A&M Cleaning Products LLC	· Crompton Colors Incorporated	· Kem Manufacturing Corporation
· Aqua Clear Industries, LLC	· Crompton Holding Corporation	· Laurel Industries Holdings, Inc.
· ASEPSIS, Inc.	· Crompton Monochem, Inc.	· Monochem, Inc.
· ASCK, Inc.	· GLCC Laurel, LLC	· Naugatuck Treatment Company
· BioLab, Inc.	· Great Lakes Chemical Corporation	· Recreational Water Products, Inc.
· BioLab Company Store, LLC	· Great Lakes Chemical Global, Inc.	· Uniroyal Chemical Company Limited
· Biolab Franchise Company, LLC	· GT Seed Treatment, Inc.	· Weber City Road LLC
· BioLab Textile Additives, LLC	· HomeCare Labs, Inc	· WRL of Indiana, Inc.
· CNK Chemical Realty Corporation	· ISCI, Inc.

Since the filing, all orders of the Court sufficient to enable the Debtors to conduct normal business activities, including “first day” motions and the interim and final approval of a DIP Credit Facility (as defined below), have been entered by the Court.  While the Debtors are subject to Chapter 11, all transactions outside the ordinary course of business will require the prior approval of the Court.

As a consequence of the Chapter 11 filings, pending litigation against the Debtors is generally subject to an automatic stay, and no party may take any action to collect pre-petition claims except pursuant to an order of the Court.

On March 20, 2009, the Court approved the Debtors’ “first day” motions.  Specifically, the Court granted the Debtors, among other things, interim approval to access $190 million of its $400 million senior secured debtor-in-possession credit facility agreement (“DIP Credit Facility”) and approval to pay outstanding employee wages, health benefits, and certain other employee obligations and authority to continue to honor their current customer policies and programs, in order to ensure the reorganization process will not adversely impact their customers.  On April 29, 2009, the Court entered a final order providing full access to the $400 million DIP Credit Facility.

The ultimate recovery by the Debtors’ creditors and the Company’s shareholders, if any, will not be determined until confirmation and implementation of a plan of reorganization.  No assurance can be given as to what recoveries, if any, will be assigned in the Chapter 11 proceeding to each of these constituencies. A plan of reorganization could result in the Company’s shareholders receiving little or no value for their interests and holders of the Debtors’ unsecured debt, including trade debt, receiving less, and potentially substantially less, than payment in full for their claims.  Because of such possibilities, the value of the common stock and unsecured debt is highly speculative. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in any of these securities.  Although the shares of the Company’s common stock continue to trade on the Pink Sheets Electronic Quotation Service (“Pink Sheets”) under the symbol “CEMJQ,” the trading prices may have little or no relationship to the actual recovery, if any, by the holders under any eventual court-approved reorganization plan.  The opportunity for any recovery by holders of the Company’s common stock under such reorganization plan is uncertain and shares of the Company’s common stock may be cancelled without any compensation pursuant to such plan.

Continuation of the Company as a going concern is contingent upon, among other things, the Company’s and/or Debtors ability (i) to comply with the terms and conditions of the DIP Credit Facility; (ii) to obtain confirmation of a plan of reorganization under the Bankruptcy Code; (iii) to return to profitability; (iv) to generate sufficient cash flow from operations; and (v) to obtain financing sources to meet the Company's future obligations.  These matters raise substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties.  Additionally, a plan of reorganization could materially change amounts reported in the financial statements, which do not give effect to all adjustments of the carrying value of assets and liabilities that are necessary as a consequence of reorganization under Chapter 11.  In addition, as part of our emergence from bankruptcy protection, the Company may be required to adopt fresh start accounting in a future period.  If fresh start accounting is applicable, our assets and liabilities will be recorded at fair value as of the fresh start reporting date.  The fair value of our assets and liabilities as of such fresh start reporting date may differ materially from the recorded values of assets and liabilities on our Balance Sheets.  Further, if fresh start accounting is required, the financial results of the Company after the application of fresh start accounting may be different from historical trends.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS

For additional information regarding the Chapter 11 proceedings, please refer to Chemtura Corporation's website at www.chemtura.com.

3.	Debt

Debt is comprised of the following:

($ in millions)	June 30, 2009

6.875% Notes due 2016[1]	$500
7% Notes due July 2009[2]	370
DIP Credit Facility - Term Loan	250
6.875% Debentures due 2026[3]	150
Senior credit facility	115
Other borrowings	12

Total Debt	1,397

Less: DIP Credit Facility - Term Loan	(250)

Total Debt Included in Liabilities Subject to Compromise	$1,147

Debtor-in-Possession (“DIP”) Credit Facility

On March 18, 2009, the Debtors entered into the $400 million DIP Credit Facility arranged by Citigroup Global Markets Inc. with Citibank, N.A. as administrative agent subject to approval by the Court.  On March 20, 2009, the Court entered an interim order providing approval for the Debtors to access $190 million of the DIP Credit Facility in the form of a $165 million term loan and $25 million revolving credit facility.  The DIP Credit facility closed on March 23, 2009 with the drawing of the $165 million term loan.  The initial use of proceeds was to fund the termination of the U.S. accounts receivable facility and pay fees and expenses associated with the transaction, and provided the Company with liquidity for business operations.  On April 29, 2009, the Court entered a final order approving full access to the $400 million DIP Credit Facility.  The DIP Credit Facility matures on the earlier of 364 days after the initial closing, the effective date of a reorganization plan or the date of termination in whole of the Commitments (as defined in the agreement).

At the date of the entry of the final order of the Court, the DIP Credit Facility was amended by the lenders to provide for among other matters: (i) an increase in the amount of intercompany loans the Debtors could make to the non-debtor subsidiaries of the Company from $7.5 million to $40 million; (ii) to reduce value of the minimum availability covenant; and (iii) to eliminate the requirement to pay additional interest expense if a certain level of accounts receivable financing was not outstanding under the Company’s European subsidiaries.

Following the entry of the final order by the Court, the DIP Credit Facility is comprised of the following:  (i) $250 million of non-amortizing term loans, (ii) a $63 million revolving credit facility and (iii) a $87 million revolving credit facility representing the “roll-up” of certain outstanding secured amounts owed to lenders under the existing Credit Facility who have commitments under the DIP Credit Facility ((ii) and (iii) together the “Revolving Credit Facility”).  The Revolving Credit Facility contains a subfacility of $50 million which is available to allow the Company to provide for letters of credit.

1   Issued by Chemtura Corporation and guaranteed by all other Debtors.
2   Issued by Great Lakes Chemical Corporation and guaranteed by Chemtura Corporation.
3   Issued by Chemtura Corporation and not subject to any guarantee.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS

Based on the April 29, 2009 final order by the Court, the Debtors reclassified the $87 million “roll up” of certain outstanding secured amounts owed to certain lenders under the Company’s Amended and Restated Credit Agreement, dated July 31, 2007, (the “Credit Facility”) from liabilities subject to compromise to other long-term liabilities on the condensed combined balance sheet as of June 30, 2009.  On May 4, 2009, the Debtors drew the $85 million balance of the DIP Credit Facility’s $250 million term loan and used the proceeds, together with cash on hand, to fund the authorized $87 million “roll up” of certain outstanding secured amounts owed to certain lenders under the Credit Facility.  As of June 30, 2009, the Debtors have a DIP Credit Facility term loan of $250 million outstanding and there were no funded advances against the $150 million Revolving Credit Facility, however, the Debtors had $7 million of outstanding letters of credit as of June 30, 2009.

On July 14, 2009, by final order of the court, the DIP Credit Facility was amended by the lenders to provide for, among other matters, two possible extensions of the maturity date contemplated by the DIP Credit Facility and the ability to make investments of up to $10 million in the Debtors’ Foreign Subsidiaries.

The DIP Credit Facility is secured by a superpriority lien on substantially all of the Company's U.S. assets, including (i) accounts receivable; (ii) inventory; (iii) machinery, plant and equipment; (iv) intellectual property; (v) pledges of the equity of first tier subsidiaries; and (vi) pledges of debt and other instruments.

Availability under the DIP Credit Facility is equal to (i) the lesser of (a) the Borrowing Base (as defined below) and (b) the effective commitments under the DIP Credit Facility minus (ii) the sum of (x) the aggregate amount of the DIP Loans and any undrawn or unreimbursed Letters of Credit issued under the DIP Credit Facility and (y) the Minimum Liquidity.  Minimum Liquidity is an amount equal to $25 million through June 30, 2009 and $30 million thereafter.  “Borrowing Base” is the sum of (i) 80% of the Debtors’ eligible accounts receivable, plus (ii) the lesser of (a) 85% of the orderly liquidation value percentage of the Debtors’ eligible inventory and (b) 75% of the cost of the Debtors’ eligible inventory, plus (iii) $125 million, in each case less such eligibility reserves as the administrative agent, in its reasonable judgment, consistent with standards for similar asset-based financings taking into account current market conditions, deems appropriate and in each case, is subject to field audits, asset appraisals and such other reports.

Borrowings under the term loan and the “non-roll-up” revolving component of the DIP Credit Facility bear interest at a rate per annum equal to (i) 6.5% plus the Base Rate (as defined in the DIP Credit Facility) or (ii) 7.5% plus the Eurodollar Rate (as defined in the DIP Credit Facility).  The “roll-up” revolving component bear interest at a rate per annum equal to (i) 2.5% plus the Base Rate (as defined in the DIP Credit Facility) or (ii) 3.5% plus the Eurodollar Rate (as defined in the DIP Credit Facility). Additionally, Chemtura Corporation will pay a commitment fee of 1.5% per annum on the average daily unused portion of the facility and a fronting fee of 0.25% of the average daily balance of the maximum daily amount available to be drawn under letters of credit.  Certain fees are payable to the lenders upon the reduction or termination of the commitment and upon the substantial consummation of a plan of reorganization as described more fully in the DIP Credit Facility.

The obligations of Chemtura Corporation as borrower under the DIP Credit Facility are guaranteed by the Company’s other U.S. subsidiaries who are Debtors in the Chapter 11 proceedings.  These guarantors own substantially all of the Company’s U.S. assets.  The obligations must also be guaranteed by each of the Company’s subsequently acquired or organized U.S. subsidiaries, subject to certain exceptions.

The DIP Credit Facility requires meeting certain financial covenants (a) minimum cumulative earnings before interest, taxes, and depreciation (“EBITDA”) monthly targets, after certain adjustments, on a consolidated basis for the Company; (b) the weekly cash flows of the Debtors compared to forecast; (c) minimum availability against the Borrowing Base for the DIP Credit Facility being $25 million until June 30, 2009, and $30 million thereafter; and (d) maximum specified quarterly capital expenditures by the Company.  As of June 30, 2009, the Company believes that it was in compliance with the covenant requirements of the DIP Credit Facility.

The DIP Credit Facility contains customary and other events of default for a facility of this type, including, among others, payment defaults, breaches of representations and warranties, and covenant defaults.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS

Credit Facility Guarantees

The Chapter 11 filing constituted an event of default under, or otherwise triggered repayment obligations with respect to, a number of debt instruments and agreements relating to direct and indirect financial obligations of the Debtors (collectively “Pre-petition Debt”).  All obligations under the Pre-petition Debt have become automatically and immediately due and payable.  The Debtors believe that any efforts to enforce the payment obligations under the Pre-petition Debt have been stayed as a result of the Company’s filing for relief under Chapter 11 of the U.S. Bankruptcy Code.  The Pre-petition Debt and the approximate principal amount of debt currently outstanding as of June 30, 2009, include $500 million of 6.875% Notes due 2016 (“2016 Notes”)4, $370 million of 7% Notes due July 15, 2009 (“2009 Notes”)5, $150 million 6.875% Debentures due 2026 (“2026 Debentures”6 and, together with the 2016 Notes, the 2009 Notes and the 2026 Debentures, the “Notes”) and $115 million due 2009 under the Credit Facility and $12 million of other borrowings.
The Credit Facility is guaranteed by certain U.S. subsidiaries of the Company (the “Domestic Subsidiary Guarantors”).  Pursuant to a Credit Facility covenant, the Company and the Domestic Subsidiary Guarantors were, in June of 2007, required to provide a security interest in the equity of their first tier subsidiaries (limited to 66% of the voting stock of first-tier foreign subsidiaries).  Under the terms of the indentures for the Notes, the Company is required to provide security for the Notes on an equal and ratable basis if (and for so long as) the principal amount of secured debt exceeds certain thresholds related to the Company’s assets.  The thresholds vary under each of the indentures governing the Notes.  In order to avoid having the Notes become equally and ratably secured with the Credit Facility obligations, the lenders agreed to limit the amount secured by the pledged equity to the maximum amount that would not require the Notes to become equally and ratably secured (the “Maximum Amount”).  In connection with the amendment and waiver agreement dated December 30, 2008, the Company and the Domestic Subsidiary Guarantors entered into a Second Amended and Restated Pledge and Security Agreement.  In addition to the prior pledge of equity granted to secure the Credit Facility obligations, the Company and the Domestic Subsidiary Guarantors granted a security interest in their inventory.  The value of this security interest continues to be limited to the Maximum Amount.

Borrowings under the Credit Facility revolver at June 30, 2009 were $115 million.  The Company has standby letters of credit and guarantees with various financial institutions the majority of which were issued under the Credit Facility and are pre-petition liabilities.  Pursuant to the final order of the Court, the Debtors have acknowledged the prepetition secured indebtedness to be no less than $139 million (now $53 million after the "roll-up").

4.	Reorganization Items

Reorganization items included net charges of $7 million in June 2009, which consisted of: the accrual of professional fees and other costs associated with the Chapter 11 proceedings of $8 million; partially offset by gains from the settlement of pre-petition claims of $1 million.

4   Issued by Chemtura Corporation and guaranteed by all other Debtors.
5   Issued by Great Lakes Chemical Corporation and guaranteed by Chemtura Corporation.
6   Issued by Chemtura Corporation and not subject to any guarantee.

Case No. (Jointly
In re	Chemtura Corporation, et al .,	Administered)	09-11233 (REG)
	Debtor	Reporting Period:	June 30, 2009

($ in Millions)

Time Period:
6/1/09 - 6/30/09

Debtor	Case Number	Disbursements
AQUA CLEAR INDUSTRIES, LLC,	09-11231	$-
CHEMTURA CORPORATION (a)	09-11233	$102
A&M CLEANING PRODUCTS, LLC	09-11234	$-
ASCK, INC.	09-11235	$-
ASEPSIS, INC.	09-11236	$-
BIOLAB COMPANY STORE, LLC	09-11237	$0
BIOLAB FRANCHISE COMPANY, LLC	09-11238	$0
BIO-LAB, INC.	09-11239	$38
BIOLAB TEXTILE ADDITIVES, LLC	09-11240	$-
CNK CHEMICAL REALTY CORPORATION	09-11241	$-
CROMPTON COLORS INCORPORATED	09-11242	$0
CROMPTON HOLDING CORPORATION	09-11244	$-
CROMPTON MONOCHEM, INC.	09-11245	$-
GLCC LAUREL, LLC	09-11246	$1
GREAT LAKES CHEMICAL CORPORATION	09-11247	$21
GREAT LAKES CHEMICAL GLOBAL, INC.	09-11249	$-
GT SEED TREATMENT, INC.	09-11250	$-
HOMECARE LABS, INC.	09-11251	$-
ISCI, INC.	09-11252	$-
KEM MANUFACTURING CORPORATION	09-11253	$-
LAUREL INDUSTRIES HOLDINGS, INC.	09-11254	$-
MONOCHEM, INC.	09-11255	$-
NAUGATUCK TREATMENT COMPANY	09-11256	$-
RECREATIONAL WATER PRODUCTS, INC.	09-11257	$-
UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)	09-11258	$-
WEBER CITY ROAD, LLC	09-11259	$-
WRL OF INDIANA, INC.	09-11260	$-

(a) - Total disbursements include $0.3 million of freight lien payments, a portion of which may be allocable to other Debtor entities with disbursement activity.

Case No. (Jointly
In re	Chemtura Corporation, et al. ,	Administered)	09-11233 (REG)
	Debtor	Reporting Period:	June 30, 2009

DEBTOR QUESTIONNAIRE

	Must be completed each month. If the answer to any of the questions is “Yes”, provide a detailed explanation of each item. Attach additional sheets if necessary.	Yes	No
1	Have any assets been sold or transferred outside the normal course of business this reporting period?		X
2	Have any funds been disbursed from any account other than a debtor in possession account this reporting period?		X
3	Is the Debtor delinquent in the timely filing of any post-petition tax returns?		X
4	Are workers compensation, general liability or other necessary insurance coverages expired or cancelled, or has the debtor received notice of expiration or cancellation of such policies?		X
5	Is the Debtor delinquent in paying any insurance premium payment?		X
6	Have any payments been made on pre-petition liabilities this reporting period?	X
7	Are any post petition receivables (accounts, notes or loans) due from related parties?	X
8	Are any post petition payroll taxes past due?		X
9	Are any post petition State or Federal income taxes past due?		X
10	Are any post petition real estate taxes past due?		X *
11	Are any other post petition taxes past due?		X
12	Have any pre-petition taxes been paid during this reporting period?	X
13	Are any amounts owed to post petition creditors delinquent?		X *
14	Are any wage payments past due?		X *
15	Have any post petition loans been received by the Debtor from any party?		X
16	Is the Debtor delinquent in paying any U.S. Trustee fees?		X
17	Is the Debtor delinquent with any court ordered payments to attorneys or other professionals?		X
18	Have the owners or shareholders received any compensation outside of the normal course of business?		X

DEBTOR QUESTIONNAIRE
Reporting Period – June 30, 2009

Explanations to Questions Answered “Yes”

6.	Pre-petition payments have been made pursuant to certain court approved court orders for taxes, wages, customer programs, critical vendors, insurance and other employee programs.

7.	The Debtors have intercompany trade receivables due from non-filing affiliates.

12.	Pre-petition tax payments have been made pursuant to certain court approved court orders.

Explanations to Questions Answered “No *”

10.
The Debtors are required under certain of their leases to pay a share of the real estate taxes on the property.   The payment is made by reimbursing the landlord for such amounts paid by the landlord after receiving an invoice.   Debtors have reimbursed their landlords for all amounts for which it has been billed.

13.	Answer does not include amounts that may be past due as a result of continued investigation regarding discrepancies on price or quantity.

14.	No post-petition wage payments are past due. Certain pre-petition wage payments, subject to certain Bankruptcy Code and Bankruptcy Court limitations, remain past due.